EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 33-92184 of Starbucks Corporation on Form S-8 of our report dated August 20, 2007, appearing in the Annual Report on Form 11-K of Starbucks Corporation Employee Stock Purchase Plan – 1995 for the year ended June 30, 2007.
/s/ Grant Thornton LLP
Seattle, Washington
August 20, 2007

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